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                                                                 EXHIBIT 10.91bd


                           PERFORMANCE SHARE AGREEMENT
                                    UNDER THE
                     PINNACLE WEST CAPITAL CORPORATION 2002
                            LONG-TERM INCENTIVE PLAN

     THIS AWARD AGREEMENT is made and entered into as of ___________, 200__ (the "Date of Grant"), by and between Pinnacle West Capital Corporation (the "Company"), and <<Name>> ("Employee").

                                   BACKGROUND

     A. The Board of Directors of the Company (the "Board of Directors") has adopted, and the Company's shareholders have approved, the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the "Plan"), pursuant to which performance share incentive awards may be granted to employees of the Company and its subsidiaries and certain other individuals.

     B. The Company desires to grant to Employee a performance share award under the terms of the Plan.

     C.   Pursuant to the Plan, the Company and Employee agree as follows:

                                    AGREEMENT

          1. GRANT OF AWARD. Pursuant to action of the Committee (as defined herein) which was taken on the Date of Grant, the Company grants to Employee <<Shares>> performance shares ("Performance Shares"), subject to the terms, conditions, and adjustments set forth in this Award Agreement. The Performance Shares granted under this
               Section 1 are referred to in this Award Agreement as the "Base Grant."

          2. AWARD SUBJECT TO PLAN. This award is granted under and is expressly subject to, all of the terms and provisions of the Plan, which terms are incorporated herein by reference, and this Award Agreement. The Committee described in Section 4 of the Plan (the "Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make awards.

          3. PERFORMANCE PERIOD. The performance period for this award begins _________ __, 20___, and ends _____________ __, 20___ (the
               "Performance Period").

          4.   PAYMENT.

               (a) PERFORMANCE SHARES PAYABLE IN COMMON STOCK. Subject to early termination of this Award Agreement pursuant to Section 7 below, as soon as practicable following the end of the Performance Period and the determination of the Company's Earnings Per Share Growth Rate (as defined herein) as compared to the Earnings Per Share Growth Rate of the S&P Electric Utilities Index over such Performance Period but in no event later than December 31, 20___, the Company will deliver to Employee one (1) share of the Company's Common Stock for each then-outstanding Performance Share under this Award Agreement. If the Employee terminates employment after the end of the Performance
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Performance Share Agreement


                    Period but before distribution of any shares pursuant to this Award Agreement, the distribution of the shares will not be made until six (6) months following the Employee's termination of employment if required by Section 409A of the Code.

               (b) DIVIDEND EQUIVALENTS. At the time of the Company's delivery of Common Stock to Employee pursuant to Subsection 4(a) above, the Company will also deliver to Employee a cash payment equal to the amount of dividends that Employee would have received if Employee had directly owned all of such Common Stock during the Performance Period, plus interest on such amount at the rate of _____ percent, compounded quarterly.

               (c) MAXIMUM AWARD. Employee may not receive more than 120,000 shares of Common Stock under this Award Agreement.

          5.   PERFORMANCE CRITERIA AND ADJUSTMENTS.

               ADJUSTMENT OF BASE GRANT. The Base Grant will increase or decrease based upon the Company's "Earnings Per Share Growth Rate" as compared to the Earnings Per Share Growth Rate of the S&P Electric Utilities Index during the Performance Period, as follows:

                     IF THE COMPANY'S EARNINGS PER SHARE            THE NUMBER OF
                 COMPOUND GROWTH RATE  OVER THE PERFORMANCE   PERFORMANCE SHARES WILL BE:
                PERIOD AS COMPARED TO S&P ELECTRIC UTILITIES
                                INDEX IS:

                --------------------------------------------  ---------------------------
                     ___th Percentile or Greater                  ___ X Base Grant
                          ___th Percentile                        ___ X Base Grant
                          ___th Percentile                           Base Grant
                          ___th Percentile                        ___ X Base Grant
                      Less than ___th Percentile              [None / ___X Base Grant]

                    If intermediate percentiles are achieved, the number of
               Performance Shares awarded will be prorated (partial shares will be rounded down to the nearest whole share when applicable). For example, if the Company's Earnings Per Share Growth Rate during the Performance Period places the Company's performance in the ___th percentile, then the number of Performance Shares would be increased to ______ multiplied by the Base Grant. In no event will Employee be entitled to receive a number of Performance Shares greater than ___ times the Base Grant, even if the Company's Earnings Per Share Growth Rate during the Performance Period places the Company's performance higher than the ____th percentile. Attachment A provides a generic example of the operation of an award granted under this Award Agreement.

          6. EARNINGS PER SHARE GROWTH RATE. "Earnings Per Share Growth Rate" for the Performance Period is the compounded annual-growth rate
               (CAGR) of a company's earnings per share from continuing operations, on a fully diluted basis, during the Performance Period; provided, however, that for purposes of calculating the Company's Earnings Per Share Growth Rate, SunCor Development Company's earnings from discontinued operations will be considered earnings from continuing operations for each fiscal year during the Performance Period. Only those companies which were in the S&P Electric

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Performance Share Agreement


               Utility Index at both the beginning and the ending of the Performance Period will be considered. The Earnings Per Share Growth Rate of the companies in the S&P Electric Utilities Index will be determined using the S&P Compustat system. If the S&P Compustat system is no longer in use, the Committee shall replace it with the most comparable third party data system then in use. If the S&P Electric Utilities Index is discontinued, the S&P comparable replacement index for the sector will be used for computing Earnings Per Share Growth Rate. If S&P no longer computes an index for the electric utility sector, the Committee shall select the most comparable index then in use for the sector comparison. In addition, if the sector comparison is no longer representative of the Company's industry or business, the Committee shall replace the index with the most representative index then in use. Once the CAGR of the Company and all relevant companies in the S&P Electric Utility Index have been determined, the member companies will be ranked from greatest to least CAGR. Percentiles will be calculated based on a company's relative ranking. For example, company 1 out of 26 companies is given a percentile of 96.2% (1.0 - 1/26). Percentiles will be carried out to one (1) decimal place. If the Company is not in the S&P Electric Utility Index, then its percentile will be interpolated between the companies listed in the relative ranking. These calculations will be verified by the Company's internal auditors.

          7. TERMINATION OF AWARD. This Award Agreement will terminate and be of no further force or effect on the date that Employee is no longer actively employed by the Company or any of its subsidiaries, whether due to voluntary or involuntary termination, death, retirement, disability, or otherwise. Subject to Section 4, Employee will, however, be entitled to receive any Common Stock and dividend equivalents payable under Section 4 of this Award Agreement if Employee's employment terminates after the Performance Period but before Employee's receipt of such Common Stock and dividend equivalents. For avoidance of doubt, no acceleration of Performance Shares or the Performance Period will occur on a change of control of the Company.

          8. TAX WITHHOLDING. Employee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state, and local income and payroll tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold shares of Common Stock having a Fair Market Value on the date of withholding sufficient to cover the withholding obligation.

          9. NON-TRANSFERABILITY. Neither this award nor any rights under this Award Agreement may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, will be void and of no effect.

          10. DEFINITIONS: COPY OF PLAN AND PLAN PROSPECTUS. To the extent not specifically defined in this Award Agreement, all capitalized terms used in this Award Agreement will have the same meanings ascribed to them in the Plan. By signing this Award Agreement, Employee acknowledges receipt of a copy of the Plan and the related Plan Prospectus.

          11. CHOICE OF LAW. This Agreement will be governed by the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to another jurisdiction.

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Performance Share Agreement

     An authorized representative of the Company has signed this Award Agreement, and Employee has signed this Award Agreement to evidence Employee's acceptance of the award on the terms specified in this Award Agreement, all as of the Date of Grant.

                                             PINNACLE WEST CAPITAL CORPORATION


                                             By:
                                                 -------------------------------
                                             Its: Vice President and Treasurer


                                             -----------------------------------
                                             Employee


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Performance Share Agreement


                                  ATTACHMENT A
                                 GENERIC EXAMPLE
                            (PERFORMANCE SHARE AWARD)

ASSUMPTIONS:

     - Employee is granted 500 Performance Shares, which constitutes Employee's "Base Grant".

     - During the Performance Period, the Company's Earnings Per Share Growth Rate is in the 88.3 percentile compared to the S&P Electric Utilities Index.

CALCULATION OF EMPLOYEE'S COMMON STOCK PAYMENT:

     - Based on the Company's achievement of the 88.3 Percentile during the Performance Period, in April of the fiscal year immediately following the end of the Performance Period, Employee will receive ____ shares of Common Stock, calculated as follows:

          - ___ shares of Common Stock as a result of the Company's Earnings Per Share Growth Rate meeting at least the ___th Percentile (____ X Base Grant) plus

          - ___ shares of Common Stock as a result of the Company's Earnings Per Share Growth Rate achieving ________ of the Percentile increase between the ___th and ___th Percentiles (________ X _______ shares, with the ___ shares representing the Common Stock opportunity between the ___th and ___th Percentiles). (Note:
               __________ X _________ shares = ______ shares and must be rounded down to ____ shares.)